UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014 (November 5, 2014)

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of Gladstone Investment Corporation (the “Company”) and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated November 5, 2014, and the accompanying base prospectus, dated September 4, 2014, as filed with the U.S. Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Gladstone Management Corporation, a Delaware corporation, Gladstone Administration LLC, a Delaware limited liability company, and Janney Montgomery Scott, LLC, as representative of the several underwriters named in Exhibit A thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,440,000 shares of 6.75% Series B Cumulative Term Preferred Stock due 2021, $0.001 par value per share (“Series B Term Preferred Stock”), at a purchase price to the public of $25.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 216,000 shares of Series B Term Preferred Stock on the same terms and conditions solely to cover over-allotments, if any. The Series B Term Preferred Stock were offered and sold pursuant to a prospectus supplement, dated November 5, 2014, and a base prospectus, dated September 4, 2014, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-181879). The Company expects the transaction to close on or about November 13, 2014. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the Series B Term Preferred Stock on or about November 13, 2014, materially impacts the rights of the holders of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as follows: (i) like the Company’s existing and outstanding 7.125% Series A Cumulative Term Preferred Stock, $0.001 par value per share (“Series A Term Preferred Stock”), the Certificate of Designation (defined below) prohibits the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series B Term Preferred Stock are outstanding, unless all accrued and unpaid dividends on such Series B Term Preferred Stock are paid in their entirety; (ii) the holders of the Series B Term Preferred Stock, together with the holders of the Series A Term Preferred Stock and holders of shares of any other Preferred Stock (as defined below), have the exclusive right to elect two directors of the Company; (iii) like the Series A Term Preferred Stock, in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series B Term Preferred Stock equal to at least two full years of dividends, the holders of the Series B Term Preferred Stock have the right to elect a majority of the Board; (iv) similar to the Series A Term Preferred Stock, the Series B Term Preferred Stock have a liquidation preference equal to $25 plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) consistent with the voting rights of the Series A Term Preferred Stock, the holders of Series B Term Preferred Stock generally vote together with the holders of the Common Stock.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation of 6.75% Series B Cumulative Term Preferred Stock of Gladstone Investment Corporation (the “Certificate of Designation”) setting forth the terms of the Series B Term Preferred Stock created thereby was filed with the Secretary of State of the State of Delaware on November 5, 2014. The following is a summary of the material terms of the Certificate of Designation.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series B Term Preferred Stock will be entitled to receive a liquidation distribution per share equal to $25 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment.

Dividends

The Series B Term Preferred Stock will pay a monthly dividend at a fixed annual rate of 6.75% of the Liquidation Preference, or $1.6875 per share per year. Cumulative cash dividends or distributions of each share of Series B Term Preferred Stock will be payable monthly when, as and if declared, or under authority granted by the Company’s Board of Directors out of funds legally available for such payment. The first dividend is expected to be paid on December 31, 2014 to holders of record as of the close of business on December 19, 2014.

Redemption

Term Redemption. The Company is required to redeem all outstanding Series B Term Preferred Stock on December 31, 2021 (the “Redemption Date”) at a redemption price equal to the Liquidation Preference, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Redemption Date. If the Company fails to redeem the Series B Term Preferred Stock pursuant to the mandatory redemption required on December 31, 2021, or in any other circumstance in which the Company is required to redeem the Series B Term Preferred Stock, then the dividend rate will increase by four percent (4%) per annum for so long as such failure continues.

Mandatory and Optional Asset Coverage Redemptions. The Company may also be required to redeem certain outstanding Series B Term Preferred Stock if the Company fails to maintain Asset Coverage (as defined below) of at least 200% as of the close of business on the last Business Day of a Calendar Quarter (as such terms are defined in the Certificate of Designation) and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of the Company’s quarterly report with respect to such Calendar Quarter (referred to in this report as an Asset Coverage Cure Date). In such case, the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of the Company’s preferred stock (which may include the Series B Term Preferred Stock) (the “Preferred Stock”) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having Asset Coverage of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at the Company’s sole discretion, the Company may redeem such number of shares of Series B Term Preferred Stock that will result in the Company having Asset Coverage of up to and including 215%. Asset Coverage for purposes of the Preferred Stock is calculated under Sections 18(h) and 61 of the Investment Company Act of 1940, as in effect on the date of the Certificate of Designation, and is determined on the basis of values calculated as of a time within two business days preceding each determination.

Change of Control Redemption. Upon certain change of control triggering events, the Company will be required to redeem all of the outstanding Series B Term Preferred Stock.

Optional Redemption. After December 30, 2017, the Company may redeem the Series B Term Preferred Stock in whole or from time to time, in part at its option.

In each of the above cases of redemption, term redemption, mandatory and optional asset coverage redemption, change of control redemption and optional redemption, the Series B Term Preferred Stock are to be redeemed at the Liquidation Preference plus an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the Redemption Date, if such Redemption Date occurs after the applicable record date for a dividend but on or prior to the related dividend payment date, the dividend payable on such dividend payment date to the holders of record of such shares shall be payable at the close of business on the applicable record date, and shall not be payable as part of the redemption price.

Voting

Except as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation or as otherwise required by law (1) each holder of the Preferred Stock (including the Series B Term Preferred Stock) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided that holders of Preferred Stock (including the Series B Term Preferred Stock), voting separately as a class, will elect two of the Company’s directors and, if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing until the Company corrects that failure, will be entitled to elect a majority of the Company’s directors. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock. The Company may not amend or repeal its obligation to redeem all of the Series B Term Preferred Stock on the Redemption Date without the unanimous approval of the holders of Series B Term Preferred Stock.

Issuance of Additional Preferred Stock

So long as any shares of the Preferred Stock (including the Series B Term Preferred Stock) are outstanding, the Company may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of its senior securities representing stock under Sections 18 and 61 of the 1940 Act, ranking on parity with the Preferred Stock as to payment of dividends and distribution of assets, in addition to the then outstanding Preferred Stock, in each case in accordance with applicable law, provided that the Company, immediately after giving effect to the issuance of such additional Preferred Stock, has Asset Coverage of at least 200%.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 5, 2014, incorporated by reference to Exhibit 2.h to Post-Effective Amendment No. 6 to the Registration Statement on Form N-2 (File No. 333-181879), filed November 10, 2014.

3.1	Certificate of Designation of 6.75% Series B Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.3 to Form 8-A (File No. 001-34007), filed November 7, 2014.

4.1	Specimen 6.75% Series B Cumulative Term Preferred Stock certificate, incorporated by reference to Exhibit 4.3 to Form 8-A (File No. 001-34007), filed November 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

November 12, 2014	/s/ DAVID WATSON
(Date)	(David Watson, Chief Financial Officer & Treasurer)

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 5, 2014, incorporated by reference to Exhibit 2.h to Post-Effective Amendment No. 6 to the Registration Statement on Form N-2 (File No. 333-181879), filed November 10, 2014.

3.1	Certificate of Designation of 6.75% Series B Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.3 to Form 8-A (File No. 001-34007), filed November 7, 2014.

4.1	Specimen 6.75% Series B Cumulative Term Preferred Stock certificate, incorporated by reference to Exhibit 4.3 to Form 8-A (File No. 001-34007), filed November 7, 2014.